UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Act of 1934


                                AUGUST 1, 2003
                                Date of Report

                       (Date of earliest event reported)



                         Commission File No. 000-30261


                         ROYAL HOLIDAY MOBILE ESTATES
            (Exact name of Registrant as specified in its charter)


                NEVADA                                  88-0409168
    (State of other Jurisdiction            (I.R.S. Employer ID   Number)
    of incorporation or organization)


               14284 Point Reyes St., Fontana, CA             92336
         ( Address of Principal Executive Officers)        (Zip Code)

       Registrant's telephone number including area code:  (909)260-6035
                      Fax Number            (714)536-3169

ITEM 1:      Changes In Officers and Directors

The undersigned outside Directors and Officers of ROYAL HOLIDAY MOBILE ESTATES have accepted their current roles and provided this notification to the State of Nevada. These officers and directors accept the resignation of Mr. Alan Schram (Prior President/Director)from the current position on the Board of Directors. Mr. Alan Schram resigned so that he could move forward on other opportunities, and was unable to provide the necessary time to devote to this company. Mr. Hector A. Veron has already assumed the position of CEO/President/Director and will continue to direct the Company with the Board's assistance. Additionally, Mr. R.B.Harris has accepted the appointment to the Board and will provide additional support for Mr. Veron.


ITEM 5:      Other Events and Regulation FD Disclosure.

The 10QSB filed on July 8, 2003 and additionally the two filed on July 22, 2003 were not reviewed by our accounting firm, STONEFIELD JOSEPHSON, INC., and will be reviewed along with the additional filing necessary to bring the Company current. The Company has been in contact with the principles from Stonefield Josephson, Inc., and initiated full engagement commitments to complete all necessary filings. The new President and Board were not involved with these prior filings and the Board has requested STONEFIELD JOSEPHSON,INC., to proceed with the review of these filings. The Company and Board have additionally requested they also proceed with the audit and filing of the Company's 10KSB for 2002.

The Company has additionally changed the Company direct phone contact number to
(909) 260-6035 and the Company's local California address to : 14284 Point Reyes St., Fontana, CA 92336.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2003



ROYAL HOLIDAY MOBILE ESTATES
(Registrant)

By:        /s/  Hector A. Veron          /s/ R. B. Harris
           ---------------------------- ------------------------------
           Hector A. Veron              R. B. Harris
           President/ CEO/Director      Director
           (909)260-6035                (909) 260-6035